EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Thomas & Betts Corporation:

    We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Memphis, Tennessee
January 4, 2000